UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 11, 2015

UBL Interactive, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-54955	27-1077850
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6701 Carmel Road, Suite 202 Charlotte, NC 28226
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (704) 930-0297

(Former Name of Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 11, 2015, we entered into a binding letter of intent (the “LOI”) with Advice Interactive, LLC (“Advice”) and the voting members of Advice pursuant to which we agreed to acquire (the “Acquisition”) Advice’s business which is a digital agency and interactive marketing business.

Pursuant to the terms of the LOI, the closing of the Acquisition was subject to certain conditions and contingencies one or more of which were not met prior to the end of the 90 day exclusivity period set forth in the LOI. As a result, the LOI expired by its terms and the Acquisition was not completed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 3, 2015	By:	/s/ Doyal Bryant
		Name:	Doyal Bryant
		Title:	Chair of the Board of Directors

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